Exhibit 10(xii)

                         PART-TIME EMPLOYMENT AGREEMENT,
                              SETTLEMENT AGREEMENT,
                  GENERAL RELEASE AND NON-DISCLOSURE AGREEMENT


     THIS PART-TIME EMPLOYMENT AGREEMENT, SETTLEMENT AGREEMENT, GENERAL RELEASE AND NONDISCLOSURE AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into by and between Patricia Surmonte Tischio ("Tischio") (as used herein, "Tischio" includes herself and her legal representatives, agents, heirs, executors, administrators, successors and assigns) and Bontex, Inc. ("Bontex") (as used herein, "Bontex" includes its current or former employees, servants, agents, officers, directors, shareholders, partners or partnerships, affiliated companies, parents, subsidiaries, predecessors, successors, assigns, insurers, underwriters, legal representatives or all of them), hereinafter collectively referred to as "the Parties," for the following purposes and with reference to the following facts:

     WHEREAS, Tischio previously filed an action in the Superior Court of New Jersey, Law Division, Essex County, No. ESX-L-2592-98, which was removed to the United States District Court for the District of New Jersey, No. 98-1608 (AJL), transferred to the United States District Court for the Western District of Virginia, No. 98-0054-L, and dismissed by Order dated February 23, 1999 (hereinafter "the case"); and

     WHEREAS, Bontex has denied all claims asserted in the case and otherwise;
and

     WHEREAS, the Parties desire to enter into a part-time employment agreement and to make a full and final settlement of any and all of Tischio's claims, without trial and without any additional adjudication of any issue of law or fact, and without any admission with respect to any issues presented in the case; and

     WHEREAS, the parties recognize and agree that Tischio shall be free to pursue and accept employment with an employer other than Bontex, and that such employment shall not be deemed to be a breach or violation of the terms of this Agreement unless specifically prohibited by this Agreement, nor shall any remuneration received by Tischio from such employment in any way reduce or eliminate any entitlement she may otherwise have as set forth in this Agreement, regardless of the number of hours actually worked by Tischio with such new employer or for Bontex pursuant to this Agreement.

     NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the undersigned agree as follows:

     1. This Agreement shall not in any way be construed as an admission by Bontex of any unlawful or wrongful acts whatsoever and Bontex specifically denies and disclaims any liability to or wrongful acts against Tischio or against any other person.




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     2. The Parties agree that Tischio's full-time employment with Bontex is terminated effective January 31, 2000, and that the parties will have no obligations, responsibilities or duties to each other whatsoever except as set forth in this Agreement.

     3. Bontex agrees that effective February 1, 2000, Tischio shall be employed by Bontex on a part-time basis, not to exceed in any event 15 hours per week, to work on matters that are mutually agreeable to Tischio and Bontex. Towards this end, Bontex shall pay Tischio a salary for her part-time employment, as follows:

          (a) During the period February 1, 2000 through August 31, 2000, a semi-monthly check in the amount of Two Thousand Seven Hundred Fifty Dollars ($2,750.00).

          (b) During the period September 1, 2000 through October 31, 2004, a semi-monthly check in the amount of One Thousand Seven Hundred Fifty Dollars ($1,750.00).

          (c) These checks are to be forwarded and payable on or about the 15th day and last day of each month therein by direct bank deposit to an account designated in writing by Tischio.

          (d) Bontex will pay these sums to Tischio, subject to applicable withholding. In connection therewith, Bontex will pay the employer portion of F.I.C.A. (i.e. Social Security) as well as the employer portion of any applicable state unemployment insurance obligation, if any, and will issue to Tischio a Form W-2 reflecting these payments. Tischio agrees that she shall be solely responsible for any federal, state or other taxes that may be owed as a result of any such payments made by Bontex pursuant to the terms of this Agreement, other than the employer portion of F.I.C.A.

          (e) Tischio understands and acknowledges that she is not and will not be eligible to participate in any Bontex health, life or disability insurance program. Further, Tischio hereby irrevocably and unconditionally waives her right to participation, on and after February 1, 2000, in the Bontex Deferred Compensation Plan and in the Bontex Contributory Defined Benefit Pension Plan. Notwithstanding anything herein to the contrary, Tischio's vested Bontex pension rights, if any, Tischio's vested Deferred Compensation Plan account, if any, and Tischio's COBRA rights, if any, shall continue unimpaired by this Agreement.

          (f) In connection with Tischio's part-time employment, Bontex shall secure, at its expense during the term of her part-time employment, decreasing term life insurance on Tischio's life, in an amount equal to the remaining employment payments due under this Agreement. Tischio designates the beneficiaries of such insurance: Victoria Tischio, Patricia L. Tischio, Dina Lago, John Tischio, III and Carla Tischio. The life insurance policy will be procured by Bontex within 60 days from the date hereof, subject to reasonable delays as may be necessitated by the need for a medical examination or such other matters as may delay the policy's issuance, and a copy shall be supplied to Tischio promptly upon receipt. The parties anticipate

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that the policy will be for a term ending on October 31, 2004. However, if the policy is issued for an annual term, then a replacement policy shall be obtained and supplied to Tischio on or promptly after the anniversary date of said initial policy's issuance throughout the term of this Agreement. The policy shall be issued by a duly licensed insurance company authorized to do business in either the States of Virginia or New Jersey, and shall be in form reasonably acceptable to counsel for Tischio. The policy amount shall be at least equal to the total of the semi-monthly checks that Tischio would be entitled to receive under this Agreement if she survived and fully performed from the date of her death through October 31, 2004.

     4. Any payments made under this Agreement are not assignable or otherwise transferable by Tischio. Tischio's part-time employment hereunder shall end on the first to occur of (a) her death and (b) October 31, 2004.

     5. Bontex agrees that upon execution of this Agreement by the parties that it will deliver to Tischio the unencumbered title to the 1992 Ford Taurus which Tischio presently is assigned. Bontex further agrees to pay the reasonable expenses incurred in a one time replacement of the windshield and tires on the vehicle, and will within ten (10) business days forward a check payable to Tischio in the amount of $733.51 in full satisfaction of the obligations assumed by this paragraph.

     6. The Parties agree that the part-time employment described in paragraph 3 above and the automobile identified in paragraph 5 are received by Tischio in full and complete settlement of all claims of every kind and description, asserted or unasserted and known or unknown, predating the execution of this Agreement, including, without limitation, damages, reimbursement, costs, attorney's fees, interest, expenses or other sums allegedly arising in any respect from Tischio's employment with Bontex or the claims directly or indirectly alleged, described or identified in the case, or otherwise arising out of any relationship between Bontex and Tischio.

     7. Tischio fully releases, acquits and forever discharges Bontex of and from any and all claims, actions, causes of action, charges, judgments, grievances, obligations, rights, demands, debts, damages, sums of money, wages, employee or other benefits, attorney's fees, costs, losses, liabilities or accountings of whatever nature, whether known or unknown, disclosed or undisclosed, asserted or unasserted, in law or equity, contract, tort or common law or otherwise, predating the execution of this Agreement. Tischio expressly releases any and all claims arising from violations of the common law, the federal Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act, the Federal Family and Medical Leave Act, Executive Orders 11246 and 11141, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act and any and all claims of wrongful discharge or of employment discrimination on the basis of race, color, sex, religion, national origin, age, disability or handicap, affectional preference or sexual orientation, marital status or veterans' status, or

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from any other federal, state or local fair employment practices or civil rights or shareholder rights law or any other statute, constitutional provision, executive order, law or ordinance, and any other claims arising out of any relationship between Bontex and Tischio, including those asserted in the aforementioned case or the facts surrounding it, predating the execution of this Agreement. Further, Tischio intends that this release shall discharge Bontex to the maximum extent permitted by law. Tischio also warrants and represents that she has not transferred or assigned all or any part of any of the claims settled.

     8. Expressly released hereby are any and all claims predating the execution of this Agreement which Tischio may have had against Bontex by virtue of her status as a Bontex shareholder, including any claims of mismanagement or any other claim in the nature of a shareholder derivative or other suit. This Agreement does not otherwise affect Tischio's status going forward as a Bontex shareholder, her ownership of Bontex stock or her status as executrix and/or beneficiary of the Estate of Marie Surmonte, or her vested Bontex pension rights, if any, all of which shall continue unimpaired by this Agreement.

     9. Tischio agrees that the existence of, terms, amount, and underlying facts of the matters reflected in this Agreement shall be held strictly confidential by her and her attorneys. Tischio further agrees that she will not describe, characterize or disclose any such information in any manner whatsoever, directly or indirectly, orally or in writing to anyone not a party to this Agreement, with the exception of her accountants (whose agreement to be bound by this confidentiality provision she shall secure before any such disclosure). In the event that disclosure of this Agreement is requested by judicial or governmental process or compulsion such as by subpoena, Tischio agrees to provide Bontex with sufficient advance notice of such disclosure to allow Bontex to protect its interest herein.

     10. Except as set forth in this Agreement, Tischio agrees she will not seek employment with nor will she be employed in the future by Bontex and she expressly waives any rights to seek employment with or be employed by Bontex. Expressly waived and released hereby is any claim of Tischio to any alleged "lifetime" employment with Bontex. Tischio further agrees that during the term of any payment made under this agreement, i.e., until October 31, 2004, she will not be employed by, consult with or enter into any contract with Texon, Inc. or any other competitor of Bontex. Tischio further agrees not to disclose to Texon, Inc., any other competitor of Bontex or any other third party any trade secrets or confidential business information of Bontex. Such employment, consultation, contract or disclosure shall constitute a material breach of this Agreement.

     11. Tischio acknowledges that pursuant to this Agreement she is receiving a sum of money from Bontex in addition to anything to which she already was entitled. Tischio also acknowledges that she has been advised that if she signs this Agreement, she will be giving up important rights. She also represents that she has been advised that she should consult with an attorney prior to signing this Agreement and that she has done so. Tischio acknowledges that she has been given at least twenty-one (21) days within which to consider the terms of this

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Agreement. Tischio also understands that she may revoke this Agreement within seven (7) days of her signing of the Agreement and that the Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired.

     12. The parties agree that any dispute regarding this Agreement shall be subject to arbitration by the American Arbitration Association, Commercial Arbitration Rules to apply, or other arbitrator selected by the parties. The place of arbitration shall be in Essex County, New Jersey, with Virginia law to apply. Neither party to this Agreement may suspend performance under this Agreement, including any payments due hereunder, pending a determination by the arbitrator. In any such arbitration proceeding, the party claiming breach shall bear the burden of proof, and the substantially prevailing party shall be entitled to an award of reasonable attorneys' fees.

     13. The parties agree to be responsible for their own attorney's fees and costs that may have been incurred in the case or otherwise, and will not make any claim against each other for recovery of attorneys' fees, costs or other expenses in connection with any claims settled and released herein.

     14. Tischio represents that she has discussed all aspects of this Agreement thoroughly with her attorney, that she understands all of the provisions herein, and that she is entering into this Agreement voluntarily. She further represents that in executing this Agreement, she does not rely on inducements, promises or representations made by anyone other than those embodied herein.

     15. Should any provision of this Agreement be declared or determined by any Court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Settlement Agreement, General Release and Non-Disclosure Agreement.

     16. The provisions of this Agreement shall be governed by the laws of the Commonwealth of Virginia, and the Parties agree the exclusive forum for any dispute concerning this Agreement shall be the United States District Court for the Western District of Virginia or the Circuit Court for the County of Rockbridge, Virginia.

     IN WITNESS WHEREOF, the Parties have executed this Part Time Employment Agreement, Settlement Agreement, General Release and Non-Disclosure Agreement.





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Date:  April 30, 2000                                s/Patricia S. Tischio
                                                     Patricia Surmonte Tischio

________ OF ______________                  )
                                            ) TO WIT:
________ OF ______________                  )


     I, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that PATRICIA SURMONTE TISCHIO, appeared before me and acknowledged the same, and that the foregoing is true according to the best of her knowledge, information and belief and that she has executed this document as her free act and deed.

         SUBSCRIBED and SWORN to before me in my jurisdiction aforesaid this 30th day of April, 2000.



                                            Notary Public

My Commission Expires:                       s/

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                                         BONTEX, INC.


Date: April 28, 2000                     By: s/James C. Kostelni
                                           Its CEO


State OF Virginia                           )
                                            ) TO WIT:
City OF Buena Vista                         )


         On this 28th day of April, 2000, before me personally appeared James C. Kostelni, to me known and being duly sworn, deposes and says that he is the CEO of BONTEX, INC., that he signed the Agreement as such officer pursuant to the authority vested in him by law; that the within Agreement is the voluntary act of such corporation; and he desires the same to be recorded as such.

                                        s/Charles C. Armstrong
                                     --------------------------------
                                              Notary Public

My Commission Expires:

March 31, 2003
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